U.S. Securities and Exchange Commission
Washington, D.C.
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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BAY NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAY NATIONAL CORPORATION

April 25, 2006

Dear Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend Bay National Corporation’s 2006 Annual Meeting of Stockholders on Tuesday, May 23, 2006 at 2:30 p.m., local time, at Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093.

The notice of meeting and proxy statement on the following pages contain information about the meeting. In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience. Every stockholder’s vote is important.

Very truly yours,

/s/ Hugh W. Mohler
Hugh W. Mohler, Chairman

Bay National Corporation, 2328 West Joppa Road, Lutherville, Maryland 21093

Bay National Corporation
2328 West Joppa Road, Lutherville, Maryland 21093

NOTICE OF ANNUAL MEETING
TO BE HELD MAY 23, 2006

           April 25, 2006

The Annual Meeting of Stockholders will be held in Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093 to:

1.	Elect five directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2009 in each case until their successors are duly elected and qualified;

2.	Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2006; and

3.	Act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record of Bay National Corporation common stock at the close of business on March 28, 2006 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof.

Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

By order of the Board of Directors,

/s/ Mark A. Semanie
Mark A. Semanie, Secretary

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished on or about April 25, 2006 to stockholders of Bay National Corporation in connection with the solicitation of proxies by Bay National Corporation’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy material is being sent to Bay National Corporation’s stockholders on or about April 25, 2006. Bay National Corporation’s annual report, including financial statements for the year ended December 31, 2005, has been mailed to all stockholders with this proxy material.

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Bay National Corporation. The Board of Directors selected James P. O’Conor and Henry H. Stansbury, or either of them, to act as proxies with full power of substitution. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, Bay National Corporation, 2328 West Joppa Road, Suite 325, Lutherville, MD 21093, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

In addition to solicitation by mail, officers and directors of Bay National Corporation may solicit proxies personally or by telephone. Bay National Corporation will not specifically compensate these persons for soliciting such proxies. Bay National Corporation will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Bay National Corporation will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Bay National Corporation registered in the name of nominees.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on March 28, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 1,927,894 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast, and abstentions and broker non-votes have no effect on the outcome of the election.

The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Stegman & Company. An abstention or broker non-vote is not included in calculating votes cast with respect to these proposals.

A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power.

All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

FOR the nominees for directors named below.

FOR ratification of the appointment of Stegman & Company as independent public accountants for 2006.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

It is anticipated that Bay National Corporation’s directors and officers will vote their shares of common stock in favor of the nominees for election to the Board of Directors listed herein and for the ratification of the appointment of Stegman and Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the beneficial ownership of Bay National Corporation's common stock as of March 23, 2006 by its directors, executive officers, and all directors and officers as a group and persons believed by management to beneficially own more than five percent (5%) of the common stock. The table includes warrants and options beneficially owned by these persons. Unless otherwise noted below, management believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares of common stock reported as beneficially owned by such person.

Name and Address of Beneficial Owner (13)	Number of Shares (13)	Percentage of Class
Charles E. Bounds (1) 1707 Upper Millstone Lane Salisbury, Maryland 21801	7,880.39%
Gary T. Gill 6 Brierleigh Court Lutherville, Maryland 21093	5,949.30%
R. Michael Gill 707 President Street, Apt. 1606 Baltimore, Maryland 21202	1,380.07%
John R. Lerch (2) 618 Indian Lane Salisbury, Maryland 21801	45,000	2.24%
Donald G. McClure, Jr. (3) 24 Dockside Lane Key Largo, Florida 33037	17,000.85%
Hugh W. Mohler (4) 23 Buchanan Road Baltimore, Maryland 21212	94,061	4.68%
Robert L. Moore (5) 10 79th #403 Ocean City, Maryland 21842	9,844.49%
James P. O’Conor 2 Fieldspring Court Lutherville, Maryland 21093	5,000.25%
H. Victor Rieger, Jr. (6) 1015 Ivy Hill Road Cockeysville, Maryland 21030	29,000	1.44%
William B. Rinnier (7) 616 Manor Drive Salisbury, Maryland 21801	13,500.67%
Edwin A. Rommel, III (8) 5281 Silver Run Lane Salisbury, Maryland 21801	34,500	1.72%

Mark A. Semanie (9) 1200 Corinthian Court Bel Air, Maryland 21014	15,653.78%
Henry H. Stansbury (10) 6200 Foxhall Farm Road Catonsville, Maryland 21228	36,800	1.83%
Kenneth H. Trout (11) 804 Hillstead Drive Lutherville, Maryland 21093	89,482	4.45%
Eugene M. Waldron, Jr. (12) 5309 Woodlawn Avenue Chevy Chase, Maryland 20815	40,000	1.99%
Carl A.J. Wright 8609 Marburg Manor Drive Lutherville, Maryland 21093	14,000.70%
All directors and executive officers as a group (16 persons)	459,049	22.82%
NexTier, Inc. P.O. Box 1550 Butler, Pennsylvania 16003	163,624	8.13%

(1)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005.

(2)
Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005. Includes 9,000 shares held by LFI partnership, of which Mr. Lerch is a general partner; and 4,000 shares held by Mr. Lerch’s spouse.

(3)
Includes 2,250 shares issuable upon the exercise of options that were exercisable starting in April 2005 and 750 shares issuable upon the exercise of options that are exercisable within 60 days of the date of this proxy statement. Includes 10,000 shares held in trust for the benefit of Mr. McClure’s children for which Mr. McClure is a co-trustee.

(4)	Includes 40,261 shares issuable upon the exercise of options that were fully exercisable starting in May 2006. Includes 1,000 shares held by Mr. Mohler’s spouse.

(5)	Includes 2,250 shares issuable upon the exercise of options that were exercisable starting in starting in February 2006.

(6)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005. Includes 1,000 shares held by Mr. Rieger’s spouse.

(7)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in August 2005. Includes 3,000 shares held by Mr. Rinnier’s spouse.

(8)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005.

(9)	Includes 13,972 shares issuable upon the exercise of options that were exercisable starting in October 2005.

(10)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005. Includes 12,500 shares held by Mr. Stansbury’s spouse.

(11)
Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in October 2005. Includes 84,482 shares held by Rosemore, Inc. Mr. Trout disclaims beneficial ownership as to the shares held by Rosemore, Inc.

(12)	Includes 3,000 shares issuable upon the exercise of options that were fully exercisable starting in June 2005.

(13)	All of the named individuals, other than Mr. Semanie, are directors of Bay National Corporation. Mr. Mohler is a director and executive officer of Bay National Corporation.

The number of shares beneficially owned includes shares of common stock subject to options held by the named persons that are exercisable as of, or within 60 days of, this report. Such shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors currently has fifteen directors, divided into three classes - Class A, Class B and Class C. Each class of director serves for a three-year term and the term of office of one of the three classes expires each year. The current Class B directors’ term expires on May 23, 2006. A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter and only for cause.

All of the members of Bay National Corporation’s Board of Directors, except R. Michael Gill, have served for at least one three-year term on the Board of Directors of Bay National Corporation.

The Board of Directors is recommending the election of R. Michael Gill, Donald G. McClure, Jr., Hugh W. Mohler, Robert L. Moore and H. Victor Rieger, Jr. as Class B directors for a term ending at the 2009 Annual Meeting of Stockholders. All of the nominees are now directors of the Bay National Corporation and each nominee has consented to serve as a director, if elected. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

The proxies solicited hereby, unless directed to the contrary, will be voted “FOR” the election of the five nominees named below as Class B directors with terms expiring at the 2009 Annual Meeting of Stockholders. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.

Information regarding the nominees and the directors, who will continue to serve unexpired terms, and certain information relating to them, follows.

Nominees for election to the Board of Directors for a three-year term expiring in 2009.

Hugh W. Mohler serves as chairman, president, and chief executive officer. He has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Mohler has 36 years experience in the financial services industry, holding positions in executive management, commercial lending and business development. From 1977 to 1999, Mr. Mohler was affiliated with Mercantile Bankshares Corporation, which is headquartered in Baltimore, Maryland, most recently serving as executive vice president with responsibility for 20 community banks in a three-state area. For 17 years, from 1977 to 1994, he was president of Mercantile’s Salisbury, Maryland-based affiliate, Peninsula Bank, the largest financial institution on Maryland’s Eastern Shore. Earlier he was a vice president in commercial lending at First National Bank of Maryland.

A native of Baltimore, Mr. Mohler earned his undergraduate degree in economics from Loyola College of Maryland and his master of business administration degree from the University of Baltimore. He is a past president of the board of trustees of Associated Catholic Charities, Inc. in the Roman Catholic Archdiocese of Baltimore. In the past, Mr. Mohler has served as a trustee of Loyola Blakefield, Goucher College and the Independent College Fund of Maryland. Mr. Mohler serves on the Board of Sponsors of the Sellinger School of Business at Loyola College of Maryland and the Board of Governors of The Maryland Club. In 2004, he was appointed by Governor Robert L. Ehrlich, Jr. to the Maryland Economic Development Commission. He also serves on the President’s Advisory Council of Villa Julie College, is a member of the finance committee for the Maryland Jesuit Province, and is President of the Baltimore Chapter of Legatus International.

Mr. Mohler’s prior civic experiences include serving as chairman of the Greater Salisbury Committee, chairman of the Salisbury School, and chairman of the Governor’s Lower Shore Economic Task Force. He also served on the boards of Peninsula Regional Medical Center, Maryland Chamber of Commerce, Salisbury-Wicomico Economic Development Committee and the Somerset County Economic Development Committee. Mr. Mohler also served as president of the Maryland Bankers Association and on several committees of the American Bankers Association.

R. Michael Gill has been a director of Bay National Corporation and Bay National Bank since March 2006. Mr. Gill has served as chairman of Curtis Engine, a Baltimore-based locally owned and operated provider of power solutions equipment, since January 31, 2006. In 2003, Mr. Gill formed Hoyt Capital, an investment firm that provides capital and business advising to start-up and existing enterprises. For sixteen years, he served as CEO of AMERICOM, a provider of cellular products and services. In 2000, AMERICOM was acquired by Solectron, a leader in the electronics manufacturing sector.

Mr. Gill is an alumnus of Towson University where he received an honorary Doctor of Humane Letters degree in 1996. In May 2005, he received Towson University’s Distinguished Alumnus Award. Prior to transferring to Towson University, Mr. Gill attended Clemson University, which recently named him to its President’s Advisory Board. He also serves on the board of Corporate Printing Solutions. In 2004, Governor Robert L. Ehrlich, Jr. appointed Mr. Gill to a five-year term on the Board of Regents of the University System of Maryland, a public system of higher education comprised of 11 degree-granting and two research institutions.

Donald G. McClure, Jr. has been a director of Bay National Corporation and Bay National Bank since April 2000. Mr. McClure is a principal in the McClure Group, Inc, a Baltimore-based private equity investment firm originated in 1979. He is the former Chairman and Co-Chief Executive of Americom Wireless Services, Inc., which merged with a Fortune 200 company in 2000. McClure Group holdings include operations based in Texas, Florida, Colorado as well as Maryland.

Mr. McClure is the immediate past Chairman of the board of trustees of Loyola Blakefield and serves on several private company boards as well as devoting substantial time to various civic, charitable and educational organizations here and in other states.

Robert L. Moore has been a director of Bay National Corporation since February 2001 and Bay National Bank since June 2001. Mr. Moore is a certified public accountant. He received his CPA designation twenty- seven years ago, and is the owner and founder of the Salisbury, Maryland accounting firm of Moore & Company, P.A. His professional concentration is income tax and estate tax planning and all facets of business consulting.

Mr. Moore received his Bachelor of Science degree from the University of Virginia in 1976. Currently, he serves as Chairman of the Trustees of the Wicomico County Pension System, a board member of Salisbury-Wicomico Economic Development Corporation, a board member of the Greater Salisbury Committee, and a member of the Salisbury Area Chamber of Commerce, and member of the Finance Committee of Trinity United Methodist Church.

Mr. Moore is a past president of the Eastern Shore Chapter of the Maryland Association of CPAs. In addition, Mr. Moore served on the Board of Directors of the Bank of Fruitland, Maple Shade Residential Homes, Inc., and the Holly Foundation. He was also a member of the Executive Committee and Board of Directors of the Green Hill Yacht & Country Club and a member and officer of the Salisbury Jaycees.

H. Victor Rieger, Jr. has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Rieger retired from Signet Banking Corporation, successor to Union Trust Company of Maryland, in December 1997 after nearly four decades of service. Mr. Rieger served in numerous capacities for Signet, including regional executive vice president of international banking and as part of Signet's Maryland commercial banking group. Mr. Rieger has extensive experience in commercial relationship banking, credit administration and loan policy.

An alumnus of Johns Hopkins University, Mr. Rieger is a graduate of the Stonier School of Banking at Rutgers University. He is past president and a current trustee of Family and Children's Services of Central Maryland, past treasurer and board member of the National Flag Day Foundation and a past vice-president and director of the Baltimore Junior Association of Commerce. He is a former member of the loan committee for the Minority Small Business Investment Company and a past advisory board member of the U.S. Small Business Administration. Mr. Rieger also is past president of the Chesapeake Chapter of Robert Morris Associates.

The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

Continuing Class C Directors - Terms Expiring in 2007.

William B. Rinnier has been a director of Bay National Corporation since August 1999 and a director of Bay National Bank since April 2000. Mr. Rinnier is the owner and president of Rinnier Development Company, a Salisbury, Maryland based real estate development company, which specializes in the development and sale or management of resort condominiums, multi-family apartments, and commercial and industrial buildings. He joined Rinnier Development Company nearly three decades ago after his honorable discharge from the U.S. Navy.

A native of Salisbury, Maryland, Mr. Rinnier earned a degree in aerospace engineering from the Georgia Institute of Technology and attended the Graduate School of Business at the University of Virginia. He is a board member of the Greater Salisbury Committee and is past president of the Salisbury-Wicomico Economic Development Corporation and the Coastal Board of Realtors.

Edwin A. Rommel III has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Rommel is a certified public accountant that, since 1974, has been a partner in the Salisbury, Maryland, accounting firm of Twilley, Rommel & Stephens, P.A. Mr. Rommel has been certified as a valuation analyst and accredited in business evaluation by the American Institute of Certified Public Accountants.

A Baltimore native, Mr. Rommel earned his undergraduate degree from Loyola College of Maryland. Mr. Rommel is a past Chairman of the Maryland Association of Certified Public Accountants, and is a member of the governing board of the American Institute of Certified Public Accountants. Mr. Rommel is a current director of the Greater Salisbury Committee and past president of the Salisbury Area Chamber of Commerce. He serves as a director of the Maryland Association of Certified Public Accountants and an officer of its Eastern Shore Chapter. Mr. Rommel is past president of the St. Francis de Sales Board of Trustees and past member of the Wicomico County Democratic Central Committee.

Henry H. Stansbury has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Since 1975, Mr. Stansbury has been the chief executive officer of Agency Services, Inc., an independently owned premium finance company. Since 1989, Mr. Stansbury is the Chairman of the Board of Directors of Agency Insurance Company of Maryland, Inc., a privately owned multi-line property/casualty insurance company. Mr. Stansbury is a past president of the Maryland Association of Premium Finance Companies and is a past president of the National Association of Premium Finance Companies.

Mr. Stansbury is a vice president and trustee of the Maryland Historical Society. He served as director and chairman of the museum committee for the Lacrosse Hall of Fame at the Johns Hopkins University and as trustee of the St. Paul's School for Boys and The Ward Museum of Wildfowl Art. He is also past president of ReVisions, Inc., a nonprofit organization that serves the mentally ill. Mr. Stansbury is a graduate of Leadership Maryland and a director of Leadership Baltimore County. He is the author of two books: Lloyd J. Tyler: Folk Artist and Decoy Maker and Ira Hudson and Family, Chincoteague Carvers.  He is also a contributing writer for Decoy Magazine. Mr. Stansbury is an alumnus of the University of Maryland and holds a master of business administration degree from George Washington University.

Kenneth H. Trout has been a director of Bay National Corporation since October 1999 and a director of Bay National Bank since April 2000. Since January 1999, Mr. Trout has served as the president and chief executive officer of Rosemore, Inc., a Baltimore-based privately held investment company primarily engaged in the business of oil and gas exploration and production. He also serves as a director of Rosemore Holdings, Inc., Rosemore Calvert, Inc., Tema Oil and Gas Company and Gateway Gathering and Marketing Company, which are all subsidiaries of Rosemore, Inc. He is also a director of KCI Technologies, Inc. From 1970 to November 1997, Mr. Trout was employed by Signet Banking Corporation. During his last five years of tenure with Signet, he served as senior executive vice president-commercial banking and as president and chief executive officer of Signet Bank-Maryland. Mr. Trout was retired from December 1997 to December 1998.

A Bridgeton, New Jersey native, Mr. Trout received his undergraduate degree in economics and business administration from Methodist College in North Carolina. He is a member of the Board of Trustees of The College of Notre Dame of Maryland.

Eugene M. Waldron, Jr. has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Waldron is a Chartered Financial Analyst and since September 1998 has been a senior vice president in the Washington, D.C., office of Capital Guardian Trust Company, an employee-owned firm based in Los Angeles dedicated to institutional investment management. From March 1994 to August 1998, Mr. Waldron was employed by Loomis, Sayles & Company, an investment management firm. Mr. Waldron's more than three decades of investment experience include employment at CS First Boston Asset Management, Fidelity Management Trust Company, T. Rowe Price Associates and Ferris, Baker, Watts & Company.

An alumnus of Mt. St. Mary's University, Emmitsburg, Maryland, Mr. Waldron earned his master of business administration degree at the Bernard M. Baruch College of the City University of New York. A native of Annapolis, Maryland, he is a member of the Mt. St. Mary's Endowment Committee.

Continuing Class A Directors - Terms Expiring in 2008.

Charles E. Bounds has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Bounds is a retired executive who served from 1944 to 1969 as director of purchases and inventory for Symington Wayne Corporation, an international conglomerate headquartered in Salisbury, Maryland, which operated businesses in the United States and seven foreign countries. From 1969 to 1999, he was a vice president-investments for Morgan Stanley Dean Witter, working in the Salisbury, Maryland office of the investment banking firm.

A native of Salisbury, Maryland, Mr. Bounds is past chairman of the Salvation Army Boys Club in Salisbury, Maryland, and headed the Salisbury, Maryland Salvation Army administrative board. He has also chaired fund raising efforts for the Boy Scouts of America, Delmarva District. Mr. Bounds was an original member of the Ward Foundation, which is a Salisbury, Maryland based non-profit organization, which operates The Ward Museum of Wildfowl Art. Mr. Bounds is an alumnus of Beacom College.

Gary T. Gill has been a director of Bay National Corporation and Bay National Bank since January 2003. Mr. Gill is president and chief executive officer of the MacKenzie Companies, a Baltimore-based full-service commercial real estate firm comprising Mackenzie Commercial Real Estate Services, LLC, Mackenzie Management Corporation, MacKenzie Services Corporation and MacKenzie Contracting Company, LLC. Mr. Gill joined MacKenzie in 1977 and has served in his capacity as president since 1985. Mr. Gill serves also as executive vice president of MacKenzie Properties, Inc., the managing partner of over 35 partnerships of income-producing commercial properties.

A native of Towson, Maryland, Mr. Gill received his Bachelor of Arts degree in Business Administration in 1974 from Towson University. Mr. Gill currently serves on the Baltimore County Economic Advisory Board, Towson University Stadium Committee, USLacrosse Foundation Board, and chairs the Towson University Board of Visitors.

John R. Lerch has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Since January 1999, Mr. Lerch has been self-employed as a private investor trading as the Chesapeake Venture Group. From 1973 to January 1999, Mr. Lerch was president of Chesapeake Insurance-The Harris Riggin Agency, an independent insurance agency based in Salisbury, Maryland. Mr. Lerch began his business career in the securities industry, serving as a stockbroker at firms in Washington, D.C. and Salisbury, Maryland. Mr. Lerch is a past director of the Independent Insurance Agents of Maryland.

Mr. Lerch is an alumnus of Dickinson College of Carlisle, Pennsylvania. He served as an officer in the U.S. Army and holds a Bronze Star from his service in Vietnam. He is a director of Barr International, Inc., a regional medium and heavy truck sales and service organization. He is a past director of Peninsula Bank, a subsidiary of Baltimore-based Mercantile Bankshares Corporation. He is a past director and vice-chairman of the Greater Salisbury Committee, past trustee of the Peninsula Regional Medical Center in Salisbury, past president of Salisbury-Wicomico Economic Development Corporation and past president and campaign chairman of the United Way of the Lower Eastern Shore. He also has served as a director for the Mid-Delmarva Family YMCA and was a former chairman and a current trustee for The Ward Foundation.

James P. O’Conor has been a director of Bay National Corporation and Bay National Bank since July 2004. Mr. O’Conor is the general partner of O’Conor Enterprises, a real estate investment and consulting company, and he has served in that capacity since 2002. Mr. O’Conor co-founded the Maryland real estate brokerage firm of O’Conor & Flynn in 1961. In 1984, that firm merged with another large Maryland real estate brokerage firm, creating O’Conor, Piper & Flynn. Mr. O’Conor served as its Chairman and CEO. In 1998, O’Conor, Piper & Flynn was sold to NRT. At the time of the sale, O’Conor, Piper & Flynn was the sixth largest residential real estate brokerage company in the United States.

Mr. O’Conor currently serves on the Board of Directors of the Baltimore Symphony Orchestra, the Maryland Hospital Association, Loyola College, Signal 13 Foundation, and Towson University and is Chairman of the Jefferson School.

Carl A.J. Wright has been a director of Bay National Corporation and Bay National Bank since March 2003.  Mr. Wright is the CEO of Stephen James Associates, an executive search and staffing firm specializing in accounting, finance, human resources and banking.  He has served in that capacity since January 2006.  From 1998 to May 2005, Mr. Wright was a senior vice president of Spherion (formerly Interim Financial Solutions), an executive search and staffing firm specializing in finance, human resources and information systems.  From 1980 until 1998, Mr. Wright was President and CEO of A.J. Burton Group. Mr. Wright served in the auditing and tax departments of Ernst & Young from 1976 to 1980. Along with his corporate responsibilities, he is an involved community member and active in professional, civic and political organizations.

Mr. Wright is an alumnus of Loyola College and Loyola Blakefield and has served on boards and committees of both institutions. He is past president of the Baltimore Junior Association of Commerce and serves on Maryland Governor Robert Ehrlich’s Strategic and Finance Committees. He was appointed as the chairman of the Maryland Stadium Authority in 2003. In addition, he is an active supporter of the Catholic Charities and Maryland Business for Responsive Government.

Other than Gary T. Gill and R. Michael Gill who are brothers, and Hugh W. Mohler and Eugene M. Waldron, Jr. who are first cousins, there are no family relationships between any director or executive officer and any other director or executive officer of Bay National Corporation.

The Board of Directors has determined that all directors, other than Gary T. Gill, Hugh W. Mohler and Eugene M. Waldron, Jr., are “independent” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc., assuming the rules and listing standards were applicable to Bay National Corporation.

Bay National Corporation’s charter and bylaws provide that Bay National Corporation shall have at least three (3) directors, and that the number of directors may be increased or decreased by the Board of Directors. As of March 23, 2006, the number of directors has been fixed at fifteen with all positions filled. Pursuant to Bay National Corporation’s charter and bylaws, the Board of Directors is divided into three classes, with each class serving a three-year term, and the term of one class expiring each year. A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter and only for cause.

Bay National Corporation's officers are appointed by the Board of Directors and hold office at the will of the board or as otherwise provided in an employment agreement between an officer and Bay National Corporation.

As Bay National Corporation is the sole stockholder of Bay National Bank, each director of Bay National Bank is elected by the Board of Directors of Bay National Corporation. Directors of Bay National Bank serve for a term of one year and are elected each year at Bay National Bank's annual meeting of stockholders. Bay National Bank's officers are appointed by its Board of Directors and hold office at the will of the board.

Bay National Corporation has established advisory boards of directors for its two locations. These are comprised of professionals and business persons, who provide advice to Bay National Corporation and Bay National Bank’s Board of Directors and who promote the interests of Bay National Corporation and Bay National Bank. An advisory board of directors is not required by any Maryland or federal law or regulation and advisory directors are not subject to regulatory approval or supervision. The advisory directors do not have the power to vote on any matter considered by the Board of Directors and they serve at the pleasure of the board.

Information Regarding Executive Officer Who Is Not A Director.
The one executive officer and significant employee of Bay National Corporation and Bay National Bank that does not serve on the Board of Directors of Bay National Corporation is Mark A. Semanie. Mr. Semanie, age 42, serves as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Bay National Corporation and Executive Vice President, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of Bay National Bank. Mr. Semanie is a Certified Public Accountant. Mr. Semanie worked in the insurance industry for over seven years. From July 1996 to October 2000, he served as Executive Vice President and Chief Financial Officer for Agency Holding Company of Maryland, Inc., parent company of Baltimore-based Agency Services, Inc., an insurance premium finance company, and Agency Insurance Company of Maryland, Inc., a multi-line property/casualty insurance company. From March 1993 to July 1996, he was associated with USF&G Corporation where he served in various capacities, including Manager of SEC and External Reporting. From August 1985 to March 1993, Mr. Semanie worked in the Boston and Baltimore offices of the international accounting firm of KPMG LLP. He last served as a Senior Manager in the Audit practice with the firm. His background includes experience in financial planning and reporting, backroom operations, human resources and regulatory compliance.

A native of Connecticut, Mr. Semanie earned a Bachelor of Science degree in accounting from Bentley College. He currently serves on the Board of Directors of Agency Insurance Company of Maryland, Inc. He is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants, the American Institute of Chartered Property Casualty Underwriters, and Financial Executives International.

BOARD MEETINGS AND COMMITTEES

Bay National Corporation’s Board of Directors meets nine times per year (usually the fourth Tuesday of each month with the exception of February, August and December) and such special meeting as circumstances may require. The Board of Directors of Bay National Corporation and Bay National Bank met 9 times during 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Bay National Corporation and Bay National Bank which he or she was a member during 2005.

The Board of Directors of Bay National Corporation has standing Audit, Nominating and Compensation Committees. Bay National Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Capital Committee, Compensation Committee, Executive Committee, Nominating Committee and Strategic Planning Committee. The members of Bay National Corporation’s and Bay National Bank’s Audit, Compensation and Nominating Committees are the same, and these committees typically hold joint meetings.

Bay National Corporation’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Bay National Corporation’s stockholders. Twelve of the members of the Board of Directors of Bay National Corporation attended the 2005 annual meeting.

Audit Committee. Bay National Corporation’s Audit Committee members are William B. Rinnier, Chairman, James P. O’Conor, Edwin A. Rommel, III, Henry H. Stansbury and Kenneth H. Trout. The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc., assuming the rules and listing standards of the Nasdaq Stock Market, Inc. were applicable to Bay National Corporation, and the rules and regulations of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Bay National Corporation’s consolidated balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Edwin A. Rommel, III is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee of Bay National Corporation and Bay National Bank held four meetings in 2005. The Audit Committee’s primary responsibilities are to assist the Board by monitoring (i) the integrity of Bay National Corporation’s financial statements; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Bay National Corporation’s independent auditors and internal audit firm; (iv) Bay National Corporation’s system of internal controls; (v) Bay National Corporation’s financial reporting and system of disclosure controls; and (vi) Bay National Corporation’s compliance with legal and regulatory requirements.

In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Bay National Corporation’s accounting and auditing matters. Pursuant to procedures adopted by Bay National Corporation, any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

The Audit Committee has adopted a written charter, a copy of which is included in this proxy statement as Appendix A.

Nominating Committee. Bay National Corporation’s Nominating Committee members are Carl A.J. Wright, Chairman, Donald G. McClure, Jr., Robert L. Moore, H. Victor Rieger, Jr. and Edwin A. Rommel, III. The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc., assuming the rules and listing standards of the Nasdaq Stock Market, Inc. were applicable to Bay National Corporation. The Nominating Committee has adopted a written charter, a copy of which is included in this proxy statement as Appendix B. A copy of the Nominating Committee Charter is not currently available on our website. Bay National Corporation established the Nominating Committee in January 2006.

The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Bay National Corporation at 2328 West Joppa Road, Suite 325, Lutherville, MD 21093. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any nominees for directors. Minimum qualifications include high moral character, mature judgment, familiarity with Bay National Corporation’s business and industry, independence of thought and ability to work collegially. Prior to establishing the Nominating Committee in January 2006, Bay National Corporation had no formal procedures by which stockholders who wished to recommend individuals to the Board of Directors could do so.

Compensation Committee. Bay National Corporation’s Compensation Committee members are Henry H. Stansbury, Chairman, Edwin A. Rommel, III and Carl A.J. Wright. The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc., assuming the rules and listing standards of the Nasdaq Stock Market, Inc. were applicable to Bay National Corporation. The Compensation Committee of Bay National Corporation and Bay National Bank held one meeting in 2005.

The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members.

DIRECTOR COMPENSATION

Except for discretionary grants of options to purchase shares of common stock as described below and discretionary payments based on special circumstances, the directors of Bay National Corporation and Bay National Bank were not compensated for their attendance at regularly scheduled or special board meetings or for other services prior to July 2004.

In July 2004, Bay National Bank began paying directors who are not officers or employees of Bay National Corporation or Bay National Bank (e.g., all directors other than Mr. Mohler) (“Qualified Directors”) $200 for each attended regularly scheduled meeting and each special meeting of the Board of Directors of Bay National Bank, and $150 for each attended regularly scheduled meeting and each special meeting of a committee of the Board of Directors of Bay National Bank. In addition, the chair of the Executive Committee and the chair of the Audit Committee of the Board of Directors of Bay National Bank received an additional $100 for each attended regularly scheduled meeting and each special meeting. During 2004, Bay National Bank paid (or accrued the payment of) $23,250 for these meeting fees.

On January 25, 2005, the Board of Directors of Bay National Corporation and Bay National Bank adopted a formal Director Compensation Policy. The Director Compensation Policy provides for compensation for attendance at meetings and reimbursement of expenses in substantially the same manner as that paid from July 2004 to December 2004 except that Qualified Directors of Bay National Bank will receive $300 for attended meetings of the Board of Directors instead of $200. The Director Compensation Policy also provides that the Board of Directors or the compensation committee of the Board of Directors of Bay National Bank may authorize discretionary payments to Qualified Directors as a result of outstanding service by the Qualified Director. Furthermore, the Director Compensation Policy provides that the policy may be changed from time to time. During 2005, Bay National Bank accrued $80,650 for these meeting fees which were subsequently paid in February 2006.

Included in the accrued fees was a special payment of $30,000 to Mr. H. Victor Rieger, Jr., a director of Bay National Corporation and Bay National Bank, in recognition of Mr. Rieger’s outstanding service as a key member of Bay National Bank’s Executive Committee. Since 2001, Bay National Bank has made annual special payments to Mr. Rieger in recognition of his outstanding service.

During 2005, all Qualified Directors of Bay National Bank were also entitled to reimbursement for their reasonable travel costs related to their attendance at board and committee meetings, and all directors of Bay National Corporation and Bay National Bank are reimbursed for reasonable expenses incurred on behalf of Bay National Corporation and Bay National Bank.  During 2005, Bay National Corporation and Bay National Bank did not reimburse any travel costs or expenses.

During 2006, it is anticipated that Qualified Directors of Bay National Bank will receive the same cash compensation as the compensation received in 2005. We reserve the right to change these amounts during 2006.

Bay National Corporation does not pay cash remuneration to its directors. It is expected that unless and until Bay National Corporation becomes actively involved in additional businesses other than owning all the capital stock of Bay National Bank, no separate cash compensation will be paid to the directors of Bay National Corporation in addition to that paid to them by Bay National Bank in their capacities as directors of Bay National Bank. However, Bay National Corporation may determine in the future that such separate cash compensation is appropriate.

In November 2001, Bay National Corporation granted each of its then directors options to purchase 3,000 shares of its common stock at $7.58 per share, the then fair market value. A total of 39,000 options were issued. The options vest in four (4) equal installments with the first 25% installment vesting on the third anniversary of the individual director’s appointment to Bay National Corporation’s Board of Directors. The remaining 25% installments vest on the fourth, fifth, and sixth anniversary of the individual director’s appointment to the Board of Directors. As of March 23, 2006 options to purchase 6,000 shares had been exercised. Options to purchase 31,500 shares were exercisable as of, or within 60 days, of March 23, 2006. The options expire on November 19, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation paid by Bay National Corporation and Bay National Bank to the Chief Executive Officer of Bay National Corporation and Bay National Bank and to any other executive officer of Bay National Corporation and Bay National Bank who received compensation in excess of $100,000 during 2005.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Hugh W. Mohler President and Chief Executive Officer (1)	2005	$ 200,000	$ 50,000	-	-	-	-	$ 9,662
	2004	$ 170,308	$ 30,000	$ 7,500	-	-	-	$ 7,654
	2003	$ 164,000	-	-	-	-	-	$ 6,798
Mark A. Semanie Executive Vice President and CFO (2)	2005	$ 165,000	$ 40,000	-	-	-	-	$ 8,270
	2004	$ 155,192	$ 30,000	-	-	-	-	$ 7,519
	2003	$ 135,000	$ 30,000	-	-	-	-	$ 6,838

(1)    Other compensation includes $9,000, $7,003 and $6,150 of contributions to Bay National Corporation’s 401(k) retirement plan for 2005, 2004 and 2003, respectively, and $662, $651 and $648 of term life insurance premiums paid by the Bank on Mr. Mohler’s behalf for 2005, 2004 and 2003, respectively. Other annual compensation for 2004 includes $7,500 which represents the difference between the fair market value of 5,000 shares of common stock purchased upon the exercise of warrants and the $10 per share exercise price of the warrants. The aggregate market value of the stock purchased was $57,500 as of the exercise date of September 16, 2004, based on a sales price of $11.50 per share of Common Stock, which is the sales price at which shares of Common Stock were last sold in over the counter trading on August 31, 2004. The summary of Mr. Mohler’s 2005 compensation does not include a bonus of $75,000 approved by the Compensation Committee of the Board of Directors on December 12, 2005 and paid on January 20, 2006.

(2)    Other compensation includes $7,388, $6,651 and $5,962 of contributions to Bay National Corporation’s 401(k) retirement plan for 2005, 2004 and 2003, respectively, and $882, $868 and $864 of term life insurance premiums paid by the Bank on Mr. Semanie’s behalf for 2005, 2004 and 2003, respectively. The summary of Mr. Semanie’s 2005 compensation does not include a bonus of $60,000 approved by the Compensation Committee of the Board of Directors on December 12, 2005 and paid on January 20, 2006.

Aggregate Options Table. The following table sets forth information on the aggregate number of shares of common stock underlying unexercised options held as of December 31, 2005 by Mr. Mohler and Mr. Semanie and the aggregate dollar value of in-the-money unexercised options held as of December 31, 2005 by Mr. Mohler and Mr. Semanie.

Name	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised in-the-Money Options at December 31, 2005
	Exercisable	Unexercisable	Exercisable	Unexercisable
Hugh W. Mohler	27,945	9,310	$ 375,022	$ 124,940
Mark A. Semanie	13,972	4,658	187,504	62,510

The exercise price of these options is $7.58 per share. The market value of the common stock was $21.00 per share, which is the sales price at which shares of common stock were last sold in over the counter trading on December 31, 2005.

EMPLOYMENT AGREEMENTS

Hugh W. Mohler. Bay National Bank has entered into a written employment agreement with Mr. Mohler dated September 14, 1999, which became effective upon the opening of Bay National Bank on May 12, 2000. Under this agreement, Mr. Mohler serves as the president of Bay National Bank at an initial annual base salary of $154,000, subject to annual review. The Compensation Committee of the Board of Directors of the Bank provided Mr. Mohler with base salary increases of $10,000 beginning with the 2002 calendar year, $36,000 beginning with the 2005 calendar year, and $50,000 beginning with the 2006 calendar year. Accordingly, Mr. Mohler’s current base salary is $250,000. Also, the Compensation Committee of the Board of Directors of the Bank approved discretionary bonuses to Mr. Mohler of $30,000, $50,000 and $75,000 in December 2003, 2004 and 2005, respectively (the agreement is silent with respect to the payment of bonuses to Mr. Mohler). These bonuses were paid in January 2004, 2005 and 2006, respectively.

The agreement had an initial term of three years, automatically renewable for one-year terms unless written notice is provided by either party 90 days before expiration of a term. Written notice was not provided by either party 90 days before the expiration of the term which was set to expire on September 13, 2005 and, accordingly the new term is set to expire on September 13, 2006. It is anticipated that the term set to expire in September 2006 will automatically renew to September 2007.

Bay National Bank may terminate the employment agreement without cause upon 30 days' prior written notice and may terminate the employment agreement for cause at any time without prior notice. Mr. Mohler may terminate his employment agreement at any time upon 30 days' prior written notice. In the event Mr. Mohler is terminated without cause, he will continue to receive salary payments for the earlier of six months from the date of termination or until he has found comparable employment. Mr. Mohler is required to use his best efforts to obtain comparable employment. In the event Bay National Bank elects to terminate the employment agreement at the expiration of a term, Bay National Bank must pay Mr. Mohler his then base salary for three months.

Pursuant to the agreement, if Mr. Mohler is employed by Bay National Bank on the date of a “change of control,” he is entitled to a payment of 290% of his “base amount” (as that term is defined in Section 280G(b)(3) of the Internal Revenue Code) from Bay National Bank. In general, the employment agreement defines “change of control” as: (i) the acquisition by any person of beneficial ownership of forty percent (40%) or more of the outstanding shares of common stock of Bay National Bank or Bay National Corporation; (ii) the election of a majority of the members of the Board of Directors who were not approved or nominated by then incumbent board; or (iii) the approval by the stockholders of Bay National Bank or Bay National Corporation of: (a) a reorganization, merger or consolidation of Bay National Bank or Bay National Corporation, subject to certain exceptions; (b) a liquidation or dissolution of Bay National Bank or Bay National Corporation; or (c) the sale or other disposition of all or substantially all of the assets of Bay National Bank or Bay National Corporation.

If the change of control severance payment were required to be paid in 2006, Mr. Mohler would receive approximately $725,000.

In the employment agreement, Mr. Mohler agrees that for a period of six (6) months after employment with Bay National Bank or any affiliate, he will not, directly or indirectly, own, operate or otherwise be associated with, any financial institution which is located in the Bank's market area. Mr. Mohler also agrees that for a period of one (1) year after employment with Bay National Bank or any affiliate, he will not (i) solicit any person or entity which at the time of his termination was, or within one (1) year prior thereto had been, a customer of Bay National Bank or any of its affiliates or (ii) solicit the employment of any person who was employed by Bay National Bank or any of its affiliates on a full or part time basis at the time of his termination of employment, unless such person (a) was involuntarily discharged by Bay National Bank or the affiliate or (b) voluntarily terminated his relationship with Bay National Bank or the affiliate prior to Mr. Mohler's termination of employment.

Bay National Bank has purchased "key man" life insurance on Mr. Mohler.

Mark A. Semanie. Bay National Bank has agreed to employ Mr. Semanie on an at will basis at a rate of pay of $180,000 as of January 1, 2006. Mr. Semanie is also eligible for incentive bonuses at the discretion of the Compensation Committee of the Board of Directors, and is entitled to all benefits available to full time employees of Bay National Bank. Mr. Semanie is not a party to a written agreement with Bay National Bank.

The Compensation Committee of the Board of Directors of the Bank approved discretionary bonuses to Mr. Semanie of $30,000 in December 2002 and 2003, $40,000 in December 2004, and $60,000 in December 2005. These bonuses were paid in the subsequent calendar year.

Equity Compensation to Messrs. Mohler and Semanie.
In November 2001, Mr. Mohler was granted options to purchase 37,261 shares of Bay National Corporation common stock, and Mr. Semanie was granted options to purchase 18,630 shares of Bay National Corporation common stock. The options vest in four (4) equal installments with the first 25% installment vesting on the third anniversary of the officer’s date of employment with Bay National Bank. The remaining 25% installments vest on the fourth, fifth and sixth anniversary of the individual officer’s date of employment with Bay National Bank. A total of 51,233 of these options to purchase shares were exercisable as of, or within 60 days of, March 23, 2006. The options expire on November 19, 2009. They are exercisable at $7.58 per share. None have been exercised.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Bay National Corporation did not have a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time during the fiscal year ended December 31, 2005. Accordingly, there was no requirement upon Bay National Corporation’s officers, directors and 10% or greater shareholders to file any reports required pursuant to Section 16(a) of the Exchange Act with respect to the fiscal year ended December 31, 2005.

On January 27, 2006, Bay National Corporation registered its common stock under Section 12(g) of the Exchange Act. Accordingly, Bay National Corporation’s officers, directors, and 10% or greater shareholders are now required to file reports pursuant to Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to Bay National Corporation’s initial public offering, the organizers of Bay National Corporation and Bay National Bank and certain other investors purchased an aggregate of 112,500 shares of Bay National Corporation’s common stock at a purchase price of $10.00 per share. The primary purpose of this “organizational offering” was to provide Bay National Corporation and Bay National Bank with the capital necessary to fund some of the initial organizational and prepaid operating expenses.

In recognition of the financial and organizational risk undertaken by the purchasers in the organizational offering, on September 10, 1999, the purchasers in the organizational offering received, for no additional consideration, a warrant to purchase one share of common stock at $10.00 per share for every two shares that they purchased in the organizational offering. As a result, Bay National Corporation issued warrants to purchase an aggregate of 56,250 shares of common stock to the purchasers in the organizational offering.

The warrants became exercisable on April 30, 2001 and were exercisable in whole or in part until November 16, 2004. Prior to expiration on November 16, 2004, 55,000 of the warrants were exercised. The remaining 1,250 warrants expired. Bay National Corporation received an aggregate of $550,000 from the exercise of the warrants.

Lucy Mohler, the spouse of Hugh W. Mohler, serves as Bay National Corporation’s and Bay National Bank’s Vice President of Marketing and Investor Relations. Ms. Mohler earned an aggregate compensation of $72,308 plus benefits valued at $3,239 during 2004 and aggregate compensation of $75,000 plus benefits valued at $3,373 during 2005 from Bay National Bank.

E. Matthew Waldron III and C. Bradford Wright, sons of directors Eugene M. Waldron, Jr. and Carl A.J. Wright, respectively, became employees of Bay National Bank during 2004. Neither of them earned aggregate compensation in excess of $60,000 during 2004 or 2005.

Director John R. Lerch owns a 100% interest in the property being leased for Bay National Bank's Salisbury, Maryland branch office. This lease, which became effective as of September 1, 1999, was for a term of five years with Bay National Corporation having the option to extend the term for three five-year renewal terms. During the initial lease term, Bay National Corporation paid monthly rent of approximately $1,980, plus all real estate taxes and utilities. Bay National Corporation exercised its option to extend this lease and it will now terminate on August 31, 2009, unless extended. During the new lease term, Bay National Corporation will pay monthly rent of approximately $2,292, plus all real estate taxes and utilities. Pursuant to this lease, Bay National Corporation has a right of first refusal to purchase the building in the event the landlord receives a bona fide offer to sell. Bay National Corporation paid Mr. Lerch $25,004 during 2004 and $27,500 during 2005.

At the time of entering into the lease in 1999, Bay National Corporation believed that the lease rate was at fair market value, based, in part, on an evaluation of the lease terms by William E. Martin of ERA Martin Associates, a Salisbury-based real estate brokerage firm. Bay National Corporation engaged Mr. Martin to review the lease terms for the purpose of determining whether the terms were consistent with the lease terms for similar properties in the downtown Salisbury area. Although Bay National Corporation did not have an independent third party reevaluate the lease terms in connection with the renewal, management believes that the terms of the lease are at least as favorable as could be obtained from an independent third party.

Director Gary T. Gill is president and chief executive officer of the MacKenzie Companies, which owns the property being leased for Bay National Bank's Lutherville, Maryland corporate and branch offices. Bay National Corporation is a party to two leases with this landlord dated July 16, 1999.  These leases were amended during February and October 2004 to add additional space and extended in October 2004 to February 28, 2010.  The leases were further amended in January and March 2005 to add additional space.  Bay National Corporation has the right to extend the leases for one additional five year term, to February 28, 2015.  The various amendments effectively combined both leases.

As of December 31, 2005, Bay National Corporation was leasing 4,067 square feet on the first floor of the building , 6,206 square feet on the third floor of the building, and 1,429 square feet in the basement of the building and was paying $28,258 in monthly rent, which includes Bay National Corporation’s share of taxes and building operating costs. Bay National Corporation paid the landlord $202,945 during 2004 and $286,406 during 2005.

The leases were originally entered into well in advance of Mr. Gill’s appointment to the Board of Directors in January 2003. Although Bay National Corporation did not have an independent third party reevaluate the lease terms in connection with the renewal, or evaluate the terms of the lease of additional space, management believes that the terms of the lease are at least as favorable as could be obtained from an independent third party.

Some of Bay National Bank’s directors and officers and the business and professional organizations with which they are associated have banking transactions with Bay National Bank in the ordinary course of business. It is Bay National Bank’s policy that any loans and loan commitments will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable credit standing. Loans to directors and officers must comply with Bay National Bank’s lending policies and statutory lending limits; therefore, directors with a personal interest in any loan application will be excluded from considering any such loan application.

The officers and directors of Bay National Corporation and Bay National Bank have loans due to Bay National Bank in the amount of $8,059,647 at December 31, 2005 and $5,828,095 at December 31, 2004. All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of repayment or present other unfavorable features.

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Stegman & Company as Bay National Corporation’s independent public accountants for 2006, subject to ratification by the stockholders. Stegman & Company has served as Bay National Corporation’s independent public accountants since inception in 1999 and is considered by the Audit Committee and management to be well qualified. No qualified opinions have been issued during such engagement.

A representative of Stegman & Company will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

A majority of votes cast at the meeting is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as independent registered public accountants for 2006.

AUDIT COMMITTEE REPORT

The Audit Committee has: (1) reviewed and discussed Bay National Corporation’s audited financial statements with Bay National Corporation’s management and representatives of Stegman & Company, the independent auditors; (2) discussed with Stegman & Company all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Stegman & Company required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Stegman & Company the independence of Stegman & Company. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in Bay National Corporation’s Annual Report on Form 10-KSB for the last fiscal year.

William B. Rinnier, Chairman
James P. O’Conor
Edwin A. Rommel, III
Henry H. Stansbury
Kenneth H. Trout

Audit and Non-Audit Fees.   The following table presents fees for professional audit services rendered by Stegman & Company for the audit of Bay National Corporation’s annual consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Stegman & Company during those periods.

	Years Ended December 31
	2005	2004

Audit Fees (1)	$45,490	$37,669
Audit Related Fees (2)	-	-
Tax Fees (3)	5,550	4,000
All Other Fees (4)	-	-
Total	$51,040	$41,669

(1) Audit Fees consist of fees billed for professional services rendered for the audit of Bay National Corporation’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Stegman & Company in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees would normally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Bay National Corporation’s consolidated financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4) All Other Fees would normally consist of fees for services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.
Bay National Corporation’s audit committee approves the engagement before Bay National Corporation or Bay National Bank engages the independent auditor to render any audit or non-audit services.

SHAREHOLDER COMMUNICATIONS

Bay National Corporation has adopted a formal process by which shareholders may communicate with the Board of Directors. If you would like to communicate with the Board of Directors, including a committee of the Board of Directors or individual directors, you can send an email to the Secretary of Bay National Corporation, msemanie@baynational.com, or write to the following address:

Bay National Corporation
Board of Directors
c/o Corporate Secretary
Mark A. Semanie
2328 West Joppa Road, Suite 325
Lutherville, Maryland 21093

You may also choose to communicate directly with the Board of Directors, including a committee of the Board of Directors or individual directors, by contacting:

Henry H. Stansbury
Agency Services, Inc.
Suite 200
939 Elkridge Landing Road
Linthicum, MD 21090
Hstansbury@asionline.com

The Corporate Secretary and/or Henry Stansbury will compile all communications and will submit them to the Board of Directors, the Committee or the individual Directors on a periodic basis.

YOU MAY MAKE YOUR COMMUNICATIONS ANONYMOUSLY AND/OR CONFIDENTIALLY.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

In order to be included in the proxy materials for Bay National Corporation’s 2007 Annual Meeting, shareholder proposals submitted to Bay National Corporation in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Bay National Corporation’s executive offices on or before December 25, 2006. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of Bay National Corporation by Certified Mail—Return Receipt Requested.

OTHER BUSINESS

The management of the Bay National Corporation does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Bay National Corporation

ANNUAL REPORT

The Bay National Corporation’s annual report for the year 2005 is included herein. Copies of the report will also be available at the Annual Meeting on May 23, 2006.

A copy of Bay National Corporation’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the period ended December 31, 2005, including financial statements and the schedules thereto, will be furnished by management to any beneficial owner of its securities without charge upon receipt of a written request from such person. Requests in writing should be directed to:

Bay National Corporation
c/o Corporate Secretary
Mark A. Semanie
2328 West Joppa Road, Suite 325
Lutherville, MD 21093

Each request must set forth a good faith representation that, as of March 28, 2006, the record date for the Annual Meeting of Stockholders, the person making the request was a beneficial owner of securities entitled to vote at such meeting.

Appendix A. AUDIT COMMITTEE CHARTER

I. Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Bay National Corporation (the “Company”) is to assist the Board by monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s independent auditors and internal audit firm, the Company’s system of internal controls, the Company’s financial reporting and system of disclosure controls and the Company’s compliance with legal and regulatory requirements.

In addition to these purposes, the Committee will also prepare a report to be included in the Company’s annual proxy statement.

The Committee may meet simultaneously as a committee of the Company and any subsidiary of the Company that does not have its own Audit Committee or which has its own audit committee the members of which are the same as the members of the Audit Committee. However, it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Company and one or more subsidiaries may have different interests.

The Committee should consult with counsel, if, in its opinion, any matter has the potential for any conflict between the interests of the Company and those of the Company’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Company’s policies regarding any applicable laws, rules and regulations.

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to assure compliance of the Company’s policies and procedures with applicable laws and regulations.

II.  Membership

All members of the Committee will be members of, appointed by and serve at the discretion of the Board. The Board or a majority vote of the committee membership may establish the Chairman.

The Committee shall consist of at least three, but no more than five members, the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by applicable law, SEC rules and regulations and any exchange or quotation system on or through which the Company’s common stock is traded. Each member of the Committee shall have the ability to read and understand fundamental financial statements and a working familiarity with basic finance and accounting principles.

III.  Meetings

Meetings of the Committee shall be held at least annually and at such other times as determined by the Board and/or the members of the Committee as circumstances dictate. A majority shall constitute a quorum of the Committee. The Committee shall maintain minutes of its meetings and report on its actions and activities at meetings of the Board. The Committee members, or the Chair of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company’s financial statements.  The Committee shall disclose in the Company’s proxy statement that the Committee is governed by the charter and include a copy in the proxy statement at least once every three years.

IV. Responsibilities and Duties

A. Charter Review

•	Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter, and

•
Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body having authority over the Company, and in all events post such charter and amendments on the Company’s website.

B. Financial Reporting/Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

•
Review and discuss with management and the independent auditors the Company’s quarterly financial statements, Form 10-QSB, annual financial statements and Form 10-KSB (prior to filing the same as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including disclosures made in the section regarding management’s discussion and analysis and the results of the independent auditor’s reviews of the quarterly financial statements;

•	Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB;

•
Review and discuss with management where appropriate, the independent auditors, the Company’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures before the same are filed, posted, disseminated or released, including the use of “pro forma” or “adjusted” non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

•
Review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Company’s Form 10-QSB and 10-KSB or other filings or reports;

•
Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements;

•
Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Company’s financial statements, conditions or results and any necessary disclosures related thereto;

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	Discuss with the independent auditors and management the audited financial statements including the matters required to be discussed by Statement of Auditing Standards No. 61;

•	Ensure that the Company’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Company’s independent auditors, internal auditors, and management their assessments of the adequacy of the Company’s internal controls and disclosure controls and procedures.

•
Discuss with the Company’s independent auditors, internal auditors and management as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Assess whether management is promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

•
Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments, internal controls or other related matters that may be proposed by the Financial Accounting Standards Board, Public Company Accounting Oversight Board (PCAOB) or the SEC that may impact the Company and its subsidiaries.

C. Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team. This includes overseeing the rotation of the lead audit partner and audit partner responsible for reviewing the audit at least once every five years;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things:

1)
Obtaining and reviewing a report from the independent auditors at least annually regarding the independent auditors’ internal quality-control procedures, any material issues raised by the most recent quality-control review, peer review, by any inquiry or investigation by governmental or professional authorities within the preceding five years, and all relationships between the independent auditors and the Company;

2)	Evaluating the qualifications, performance and independence of the independent auditors, including the adequacy of their quality controls and whether the provision of any non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors;

3)
Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Company in illegally influencing, coercing, manipulating or misleading the Company’s independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and

4)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Review and discuss the independent auditor’s annual audit plan, staffing, reports and results of their respective audits;

•
Pre-approve all auditing services and permitted non-audit services to be performed for the Company by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Company which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Company Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or by the Committee Chair whose action shall be considered to be that of the entire Committee. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required in the Company’s Exchange Act reports, if applicable;

•
Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Company, including in particular the prohibitions on employment under the Exchange Act, if applicable;

•	Ensure that the independent auditors have access to all necessary Company personnel, records or other resources.

D. Internal Audit Function

•	Review and oversee the appointment, performance and replacement of the Company’s outside internal audit firm;

•	Discuss with the independent auditors and approve the internal audit firm’s audit plan, responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit;

•	Review the significant reports to management prepared by the internal audit firm and management’s responses;

•	Review and discuss with the internal auditors the results of their work (including their audit report) as well as their control risk assessment;

•	Ensure that the internal auditors have access to all necessary Company resources.

E. Compliance Oversight

•
Discuss with management and the internal auditors the Company’s processes regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct, obtain reports from management, the Company’s senior outside internal auditing executive and the independent auditors regarding this compliance and from time to time advise the Board of Directors with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated;

•	Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

•
Establish procedures and require the Company to obtain or provide the necessary resources and mechanisms for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•
Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies or compliance with the Company’s Code of Conduct;

•	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements and that may have an impact on the Company’s compliance policies; and

•
Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Company that does not have its own audit committee or where the members of such audit committee are the same as the members of the Audit Committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with all bank regulatory authorities.

F. General

•
Review and assess the quality and clarity of the information provided to the committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Engage and compensate independent counsel and advisers, as the Committee deems necessary to carry out its duties;

•	Pay any and all administrative expenses of the Committee that are necessary or appropriate in carrying out its duties; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

Appendix B. NOMINATING COMMITTEE CHARTER

A. Purpose

The purpose of the Nominating Committee (the “Committee”) is to assist the Board of Directors of Bay National Corporation (the “Company”) in fulfilling its responsibility to its stockholders and the investing public by identifying individuals qualified to become directors of the Company and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders.

B. Structure

1. The Committee shall be comprised of three or more members of the Board of Directors of the Company, each of who is determined by the Board of Directors to be “independent” in accordance with the rules of the Securities and Exchange Commission/NASDAQ Capital Market.

2. The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

3. Unless a Chairman is elected by the Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

C. Meetings

The Committee shall meet at least once annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically and the Committee may act by unanimous consent. Unless taken by unanimous consent, all Committee acts shall require the approval of a majority of the Committee membership.

All members of the Board of Directors who are not members of the Company’s management may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, Company management and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

D. Responsibilities

1. Determine whether incumbent directors should stand for reelection to the Board of Directors by reviewing, in addition to the factors described in paragraph 2 below, such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such director with the Company during their term.

2. Identify and evaluate individuals believed to be qualified as candidates to serve on the Board of Directors. The Committee shall take into account all factors it considers appropriate, which may include, without limitation: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including, if determined by the Committee to be appropriate, expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including high moral character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. However, the Committee retains the right to modify any or all of these factors from time to time.

The selection process for new members on the Board of Directors shall be as follows:

(a) Full Board of Directors identifies a need to add new Board member with specific criteria or to fill a vacancy on the Board.

(b) Chair of Committee or other designated Committee member initiates search seeking input from Board members and Company management, and hiring a search firm, if necessary.

(c) Candidate or slate of candidates that will satisfy specific criteria and/or otherwise qualify for membership on the Board, based on the factors described above, are identified and presented to the Committee.

(d) Chairman of the Board, the Company’s CEO and all or at least one member of the Committee interviews prospective candidate(s). Chair of Nominating Committee will keep the full Board of Directors informed of progress.

(e) Committee meets to consider and approve final candidate(s) (and conduct additional interview if deemed necessary) or recommend candidate(s) to the full Board of Directors.

3. Select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting.

4. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5. Evaluate candidates for nomination to the Board of Directors who are recommended by a stockholder, subject to the following requirements. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of the Company at 2328 West Joppa Road, Suite 325, Lutherville, Maryland 21093. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any), for the committee to consider. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Recommendations received by a date not later than 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the prior year’s annual meeting will be considered for nomination at that annual meeting. Recommendations received beyond that date will be considered for nomination at the annual meeting subsequent to the next annual meeting.

The Committee’s intent is not to alter the manner in which it evaluates candidates to the Board of Directors based on whether or not the candidate was recommended by a stockholder.

6. Conduct appropriate inquiries into the backgrounds and qualifications of possible director candidates.

7. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

These activities should serve as a guide and the Committee may carry out other activities and adopt additional policies and procedures as may be appropriate in light of changed circumstances. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time.

The Committee is authorized to study or investigate any matter of interest or concern that the Committee deems appropriate and within its designated purpose and shall have the authority to retain (at the cost of the Company) and terminate outside counsel or other experts for this purpose.

E. Reports

Minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board of Directors who are not members of the Committee and the Secretary of the Company. In addition, the Chairman of the Committee will report to the Board of Directors from time to time or whenever so requested by the Board. In addition, the Chairman of the Committee shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

F. Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of its performance and the performance of its members, including by reviewing the Committee’s compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

REVOCABLE PROXY
X	PLEASE MARK VOTES AS IN THIS EXAMPLE	BAY NATIONAL CORPORATION		With-	For All
			For	hold	Except
REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS		1. Elect five Directors:
TUESDAY, MAY 23, 2006 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS			Hugh W. Mohler; R. Michael Gill; Donald G. McClure, Jr.; Robert L. Moore; and H. Victor Rieger, Jr.

The undersigned hereby appoints James P. O’Conor and Henry H. Stansbury, and each of them, to vote all of the shares of Bay National Corporation standing in the undersigned's name at the Annual Meeting of Shareholders, to be held at 2328 West Joppa Road, Lutherville, Maryland, 21093, on Tuesday, May 23, 2006 at 2:30 p.m., local time. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.
TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE'S NAME ON THE LINE BELOW: _____________________________________________________

			For	Against	Abstain
2. Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” Management's nominees to the Board of Directors and “FOR” the other proposal. If any other business is presented at the Annual Meeting, this revocable proxy will be voted in the discretion of the proxies.

Please be sure to sign and date this Proxy in the box below.		Date
___Shareholder sign above______________Co-holder (if any) sign above______

Detach above card, sign, date and mail in postage paid envelope provided.

BAY NATIONAL CORPORATION

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.  If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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